================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                               HAWK CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[HAWK CORPORATION LOGO]


                                                                  April 10, 2001


Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Hawk Corporation, on Wednesday, May 30, 2001, starting at 10:00 A.M. local time at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114.

     As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is:

        -       the election of directors; and

        - the ratification of the appointment of Ernst & Young LLP as independent accountants for the current year

     In addition, our management will report on our results and will be available to respond to your questions.

     Your vote is important to us. Whether or not you plan to attend the Annual Meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the Annual Meeting even if you have returned a proxy card.

     On behalf of the directors and management of Hawk Corporation, we would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

/s/ Ronald E. Weinberg                              /s/ Norman C. Harbert

RONALD E. WEINBERG                                 NORMAN C. HARBERT
Co-Chairman of the Board, Co-Chief                 Co-Chairman of the Board and
Executive Officer and Treasurer                    Co-Chief Executive Officer

                                HAWK CORPORATION
                                    ________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 30, 2001

TO THE STOCKHOLDERS OF HAWK CORPORATION:

        The Annual Meeting of the Stockholders of Hawk Corporation, a Delaware corporation, will be held on Wednesday, May 30, 2001, at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114, beginning at 10:00 A.M. local time, for the following purposes:

        1. To elect the directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified (Proposal 1);

        2. To ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2001 (Proposal 2); and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 6, 2001, are entitled to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting in person. However, to insure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

                                           By Order of the Board of Directors,

                                           /s/ Byron S. Krantz

                                           BYRON S. KRANTZ
                                           Secretary

                                HAWK CORPORATION
                                     ______

                                 PROXY STATEMENT

                               GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at our 2001 Annual Meeting of Stockholders to be held on Wednesday, May 30, 2001, and any postponements or adjournments of the meeting.

        This Proxy Statement and the accompanying Co-Chairmen Letter, Notice and Proxy Card, together with our annual report to stockholders for the year ended December 31, 2000, are being sent to our stockholders beginning on or about April 10, 2001.

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------


Q:      WHEN AND WHERE IS THE ANNUAL MEETING?

A: Our 2001 Annual Meeting of Stockholders will be held on Wednesday, May 30, 2001, at 10:00 a.m. local time at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114.

--------------------------------------------------------------------------------


Q:       WHAT ARE STOCKHOLDERS VOTING ON?

A:       -    Re-election of three directors (Paul R. Bishop, Jack F. Kemp and
              Dan T. Moore, III).

         - Ratification of the appointment of Ernst & Young LLP as our independent accountants.

         If a proposal other than the two listed proposals is presented at the annual meeting, your signed proxy card gives authority to Byron S. Krantz and Marc C. Krantz to vote on any additional proposal.
--------------------------------------------------------------------------------

Q:       WHO IS ENTITLED TO VOTE?

A: Our record date is April 6, 2001. Therefore, only holders of our Class A common stock as of the close of business on April 6, 2001 are entitled to vote. Each share of Class A common stock is entitled to one vote.

--------------------------------------------------------------------------------


Q:       HOW DO STOCKHOLDERS VOTE?

A: Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the two proposals. You have the right to revoke your proxy any time before the meeting by:

               -    notifying our Corporate Secretary,
               -    voting in person, or
               -    returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Byron S. Krantz and Marc C. Krantz will vote FOR the two proposals on your behalf.

--------------------------------------------------------------------------------

Q:       WHO WILL COUNT THE VOTE?

A: Representatives of National City Bank, our transfer agent, will tabulate the votes. Thomas A. Gilbride, Vice President -- Finance, and Joseph J. Levanduski, Vice President -- Controller, will be responsible for reviewing the vote count as election inspectors.

--------------------------------------------------------------------------------

Q: WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF A STOCKHOLDER GETS MORE THAN ONE PROXY CARD?

A: The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If you are or were an employee and have shares credited to your 401(k) savings plan account held in custody by the trustee, CG Trust Company, you will receive a separate proxy card for those shares. The shares in your 401(k) savings plan account will be voted in accordance with your instructions. If your proxy card relating to the shares in your 401(k) account is signed, but does not indicate your voting preferences, we have been advised by the plan administrator and the plan trustee that your shares will be voted in favor of each of the proposals.

--------------------------------------------------------------------------------

Q:       WHAT CONSTITUTES A QUORUM?

A: As of the record date, 8,552,920 shares of our Class A common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against such proposal. "Broker non-votes" will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A "broker non-vote" occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

--------------------------------------------------------------------------------

Q:       WHO CAN ATTEND THE ANNUAL MEETING?

A:       All stockholders as of the record date, April 6, 2001, can attend.

--------------------------------------------------------------------------------

Q:       WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?

A: Together, they own approximately 38.5% of our Class A common stock as of the record date. (See pages 19 and 20 for more details.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Q:       WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?

A:       -   Norman C. Harbert, our Co-Chairman of the Board and Co-Chief
         Executive Officer, beneficially owns 1,218,175 shares of our Class A common stock, or 14.2%, as of the record date.

         - Ronald E. Weinberg, our Co-Chairman of the Board, Co-Chief Executive Officer and Treasurer, beneficially owns 1,167,998 shares of our Class A common stock, or 13.7%, as of the record date.

--------------------------------------------------------------------------------


Q:       WHEN IS A STOCKHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by December 11, 2001, to Byron S. Krantz, Secretary, Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114, and must be in accordance with the requirements of our Amended and Restated By-laws and the provisions of Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended. (See page 23 for more details.)

--------------------------------------------------------------------------------

Q:       HOW DOES A STOCKHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF HAWK?

A: Any stockholder may recommend any person as a nominee for director by writing to the Chairman of the Nominating Committee, Hawk Corporation, 200 Public Square, Suite 30- 5000, Cleveland, Ohio 44114. Recommendations for next year's annual meeting must be received no earlier than March 1, 2002, and no later than April 2, 2002, and must be in accordance with the requirements of our Amended and Restated By-laws. (See page 23 for more details.)

--------------------------------------------------------------------------------

Q:       WHO PAYS FOR THE SOLICITATION EXPENSES?
A: The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees.

--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

                                  PROPOSAL ONE:
                            RE-ELECTION OF DIRECTORS

         At this annual meeting, seven directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. You are entitled to elect three directors.

         Nominees for re-election this year by you are Paul R. Bishop, Jack F. Kemp and Dan T. Moore, III. Each has consented to serve until the next annual meeting or until their successors are duly elected and qualified. (See page 7 for more information.)

         If any director to be elected by you is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

         The affirmative vote of the holders of a plurality of the shares of Class A common stock present in person or represented by proxy at the annual meeting is needed to elect directors. Abstentions and votes withheld for directors will have the same effect as votes against.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MESSRS. BISHOP, KEMP AND MOORE.

         The terms of our Series D preferred stock provide the holders of the Series D preferred stock with the right to elect a majority of the Board of Directors. Based on the current size of the Board of Directors, the Series D preferred stockholders may elect four directors at the annual meeting. The holders of the Series D preferred stock are Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz and their family limited partnerships. The holders have determined to elect Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz and William J. O'Neill, Jr. The holders of the Series D preferred stock are parties to an agreement governing the voting and disposition of all shares of our voting stock (which includes both the Class A common stock and Series D preferred stock) of which they are the legal or beneficial owners. For a more detailed description, you should read the section entitled "Stockholders' Agreement" on page 21.

                                  PROPOSAL TWO:

         RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS

         Ernst & Young LLP has been our independent public accountant since 1995. The audit committee and the Board of Directors believe that Ernst & Young's long-term knowledge of our company is invaluable. Partners and employees of Ernst & Young engaged in audits are periodically changed, providing us with new expertise and experience. Representatives of Ernst & Young have direct access to members of our audit committee and regularly attend their meetings. Representatives of Ernst & Young will attend the annual meeting to answer appropriate questions and make a statement if they desire.

         In 2000, our audit committee reviewed all services provided by Ernst & Young to ensure that they were within the scope previously approved by the committee.

         Although our Amended and Restated By-laws do not require the selection of independent accountants to be submitted to stockholders for approval, this selection is being presented to you for ratification or rejection at the annual meeting. We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify Ernst & Young as independent accountants for the fiscal year ending December 31, 2001. If the resolution is rejected, or if Ernst & Young declines to act or becomes incapable of action, or if the Board decides in its discretion to discontinue the employment of Ernst & Young, the Board will appoint other independent accountants whose continued employment after the next annual meeting of stockholders will be subject to ratification by you.

         THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                               BOARD OF DIRECTORS

         Certain information about the nominees to be elected by the holders of our Class A common stock and the directors to be elected by the holders of our Series D preferred stock is set forth below.

            NAME              AGE                            POSITION                    DIRECTOR SINCE
----------------------------------------------------------------------------------------------------------
                            DIRECTORS TO BE ELECTED BY CLASS A COMMON STOCKHOLDERS

Paul R. Bishop                 57    Director                                                 1993
Jack F. Kemp                   65    Director                                                 1999
Dan T. Moore, III              61    Director                                                 1989

                              DIRECTORS TO BE ELECTED BY PREFERRED STOCKHOLDERS*

Norman C. Harbert              67    Co-Chairman of the Board and Co-Chief                    1989
                                     Executive Officer

Ronald E. Weinberg             59    Co-Chairman of the Board, Co-Chief Executive             1989
                                     Officer and Treasurer

Byron S. Krantz                65    Secretary and Director                                   1989
William J. O'Neill, Jr.        67    Director                                                 1989

------------------

* Under the terms of our Series D preferred stock, the holders of the Series D preferred stock have the right to elect a majority of the directors as long as the Series is outstanding. The holders of the Series D preferred stock have indicated to us that at the annual meeting they have determined to elect Messrs. Harbert, Weinberg, Krantz and O'Neill. Messrs. Harbert, Weinberg, Krantz and O'Neill will hold office until their successors have been duly elected by the holders of the Series D preferred stock and qualified.

         Norman C. Harbert is our Co-Chairman of the Board and Co-Chief Executive Officer and has served as a Director since March 1989. He has also served us in various other capacities since 1989. Mr. Harbert has over 40 years of manufacturing experience. From 1987 to 1988, Mr. Harbert was Chairman, President and CEO of Maverick Tube Corporation, an oil drilling equipment manufacturer, and from 1981 to 1986, he served as President and CEO of Ajax Magnethermic Corporation, an international manufacturer of induction heating and melting equipment. Prior to that time, Mr. Harbert served at Reliance Electric Company for 22 years where, in 1980, his last position was as General Manager, Rotating Products Group, with primary responsibility for a division with annual sales of $250 million. Mr. Harbert is a director of Second Bancorp Inc., a bank holding company. Mr. Harbert was a former director of Caliber Systems, Inc., a transportation company formerly known as Roadway Services, Inc., until October 1997.

         Ronald E. Weinberg is our Co-Chairman of the Board and Co-Chief Executive Officer and has served as our Treasurer and a Director since March 1989. He has also served us in various other capacities since 1989. Mr. Weinberg has over 28 years of experience in the ownership and management of operating companies, including businesses in manufacturing, publishing and retailing. Since December 1997, Mr. Weinberg has been the Chairman of the Board and Chief Executive Officer of New Channel Communications Corp., a company specializing in direct marketing and the providing of computer software solutions. Mr. Weinberg was the Chairman and

Chief Executive Officer of SunMedia Corp., a communications company which published weekly suburban newspapers, and until October 1998 he was the Chairman of New West Eyeworks, Inc., a chain of retail optical stores.

         Paul R. Bishop has served as a Director since May 1993. Mr. Bishop has served as Chairman, President and Chief Executive Officer of H-P Products, Inc., a manufacturer of central vacuum systems and fabricated tubing and fittings, since 1977.

         Jack F. Kemp has served as a Director since September 1999. Mr. Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993 with Dr. William Bennett and Ambassador Jeane Kirkpatrick. Prior to founding Empower America, Mr. Kemp served for four years as Secretary of Housing and Urban Development. Prior to his appointment to the Cabinet, Mr. Kemp represented the Buffalo and western New York area for 18 years in the United States House of Representatives. He is the Global Chairman of the "More Than Houses" Campaign for Habitat for Humanity. Mr. Kemp is also a director of Oracle Corporation, a computer software company, Proxicom, Inc., a provider of Internet solutions to large businesses and Speedway Motorsports, Inc., a promoter, marketer and sponsor of motor sports activities company.

         Byron S. Krantz has been the Secretary and a Director since March 1989. Mr. Krantz has been a partner in the law firm of Kohrman Jackson & Krantz P.L.L. since its formation in 1984.

         Dan T. Moore, III has served as a Director since March 1989. Mr. Moore has been the founder and owner of Dan T. Moore Company, Inc. since 1969 and the principal owner and Chairman of Flow Polymers since 1985, Soundwich, Inc. since 1988, Advanced Ceramics Corporation since 1993, and Perfect Impression, Inc. since 1994, all of which are manufacturing companies. He has been a director of Invacare Corporation, a manufacturer of health care equipment, since 1979, and a director of USEC Inc., a global energy company, since 1998. Mr. Moore is also a Trustee of the Cleveland Clinic Foundation and Chairman of Cleveland Clinic Home Care.

         William J. O'Neill, Jr. has served as a Director since March 1989. Mr. O'Neill has been the President and Chief Executive Officer of Clanco Management Corp., an O'Neill family management company, since 1983. He has also served as the Managing Partner of Clanco Partners I, an Ohio general partnership, since March 1989.

DIRECTOR COMPENSATION

         In 2000, we paid each director who was not one of our employees, our legal counsel, nor an affiliate of one of our principal stockholders, an annual fee of $15,000 that was paid $7,500 in cash and $7,500 in shares of our Class A common stock. In addition, we pay each such director $2,000 in cash for each board meeting that such director attends and $500 in cash for each telephonic board meeting in which such director participates. We reimburse all directors for expenses incurred in connection with their services as directors. No additional consideration is paid to the directors for committee participation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our Class A common stock, to file with the Securities and Exchange Commission, and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our Class A common stock. Our officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         In 2000, each of Messrs. Bishop, O'Neill and Moore inadvertently failed to file a form on a timely basis upon their receipt of shares of our Class A common stock as director compensation. The required forms were subsequently filed. Based solely on review of copies of reports furnished to us or written representations that no reports were required, we believe that all other Section 16(a) filing requirements were met in 2000.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors met three times and acted once by written consent in 2000. Except for Mr. Kemp, all members of the Board of Directors participated in at least 75% of all Board of Directors and applicable committee meetings in 2000.

         The executive committee consists of Messrs. Harbert, Weinberg and Krantz. During the intervals between meetings of the Board of Directors, the executive committee advises and aids our officers in all matters concerning our interests and the management of our business, and generally performs any duties that are directed by the Board from time to time. The executive committee possesses and may exercise all the powers of the Board while the Board is not in session, except the power to:

         - elect any director or to elect or remove any member of the executive committee,

         -     change the number of members of the executive committee,

         - declare any dividend or authorize any distribution on any shares of capital stock, or

         -     amend the bylaws.

The executive committee met four times in 2000.

         The compensation committee is composed of Messrs. Krantz and Bishop. Its purpose is to determine the compensation of Messrs. Harbert and Weinberg and to review and make recommendations regarding the compensation for all of our other executive officers. The compensation committee also administers our 1997 Stock Option Plan, our 2000 Long Term Incentive Plan and our annual incentive compensation plan for our chief executive officers. The Board of Directors reviews and votes upon all compensation determinations and option grants recommended by the compensation committee. The compensation committee met twice in 2000.

         The nominating committee, composed of Messrs. Harbert, Weinberg and Moore, is responsible for making recommendations to the Board of Directors on candidates for election to the Board. The nominating committee reviews nominees recommended to it by stockholders in writing and sent to our Secretary. A written recommendation must be delivered to us in a timely fashion as described below in "Stockholder Proposals and Director Nominations." The nominating committee met once in 2000.

         A description of the audit committee is contained in the following audit committee report.

                             AUDIT COMMITTEE REPORT

         In accordance with its written charter that was approved and adopted by our Board in 2000, our audit committee assists the Board in fulfilling its responsibility of overseeing the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee, which is comprised of Messrs. Bishop, O'Neill and Moore, met twice in 2000. The audit committee's current composition satisfies the regulations of the New York Stock Exchange (NYSE) governing audit committee composition, including the requirement that all audit committee members be "independent directors" as defined in the NYSE listing standards. A copy of our Audit Committee Charter is attached to this Proxy Statement as Annex A.

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements with management. The audit committee also discussed with our independent auditors the matters required by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The audit committee reviewed with Ernst & Young LLP, our independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee pursuant to generally accepted auditing standards.

         In discharging its oversight responsibility as to the audit process, the audit committee obtained from our independent auditors a formal written statement describing all relationships between the independent auditor and us that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. In considering the auditors' independence, the audit committee also considered whether the non-audit services performed by the auditors on our behalf were compatible with maintaining the independence of the auditors.

         In reliance upon the audit committee's reviews and discussions with management and our independent auditors, the audit committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation, subject to the ratification of the appointment by the stockholders at the annual meeting.

                                                      AUDIT COMMITTEE

                                                      PAUL R. BISHOP
                                                      WILLIAM J. O'NEILL, JR.
                                                      DAN T. MOORE, III

PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed to us for the fiscal year ended December 31, 2000, by our principal accounting firm, Ernst & Young LLP:

Audit Fees                                                             $238,943
Financial Information Systems Design                                         --
and Implementation Fees
All Other Fees, including fees for tax consulting, permitted
internal audit outsourcing and other non-audit services                  355,956
                                                                       ---------
                                                                        $594,899

                               EXECUTIVE OFFICERS

         Set forth below are the names, ages, positions and certain other information concerning our current executive officers:

NAME                                   AGE                      POSITION
----                                   ---                      --------
Ronald E. Weinberg (1)...............   59     Co-Chairman of the Board, Co-Chief
                                               Executive Officer, Treasurer and Director

Norman C. Harbert (1)................   67     Co-Chairman of the Board, Co-Chief
                                               Executive Officer and Director

Jeffrey H. Berlin....................   38     President and Chief Operating Officer

Thomas A. Gilbride...................   47     Vice President -- Finance

Joseph J. Levanduski.................   38     Vice President -- Controller

_______________

(1) Biographical information for Messrs. Harbert and Weinberg can be found under "Board of Directors."

         Jeffrey H. Berlin has served as our President and Chief Operating Officer since May 1999. From May 1997 to May 1999, he served as our Executive Vice President. Between July 1994 and May 1997, Mr. Berlin served as our Vice President -- Marketing and Corporate Development. From August 1991 to July 1994, Mr. Berlin served as our Director of Corporate Development.

         Thomas A. Gilbride has served as our Vice President -- Finance since January 1993. Between March 1989 and January 1993, Mr. Gilbride was employed by us in various financial and administrative functions.

         Joseph J. Levanduski has served as our Controller since April 1997 and was named Vice President -- Controller in May 2000. From August 1995 until April 1997, he was Controller of our subsidiary Friction Products, and from March 1996 until April 1997, he was also Group Controller coordinating the accounting functions of both Friction Products Company and another subsidiary of ours, S.K. Wellman Corp. Mr. Levanduski was Controller of Plasti-Kote Company, Inc., a manufacturer of aerosol spray paints, from 1988 to 1995.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation paid by us to our Co-Chairmen of the Board and Co-Chief Executive Officers and our other executive officers.

                                                                                LONG-TERM
                                         ANNUAL COMPENSATION                   COMPENSATION
                               ------------------------------------  ----------------------------
                                                                         AWARDS        PAYOUTS
                                                                      ------------  -------------
                                                                       SECURITIES
       NAME AND                FISCAL                                  UNDERLYING       LTIP            ALL OTHER
  PRINCIPAL POSITION            YEAR         SALARY        BONUS       OPTIONS (1)      PAYOUTS       COMPENSATION (2)
 ----------------------------  --------   -----------   -----------    ------------  -------------  ----------------
Norman C. Harbert               2000       $ 419,000     $ 468,000              --   $ 50,600 (3)      $ 29,116 (4)
Co-Chairman of the Board        1999         419,000       439,000          10,000     49,900 (3)        34,100 (4)
and Co-Chief Executive          1998         444,000       644,000          10,000      8,300 (3)        34,100 (4)
Officer

Ronald E. Weinberg
Co-Chairman of the Board,       2000         356,000       468,000              --             --        13,300 (5)
Co-Chief Executive Officer      1999         319,000       439,000          10,000             --        12,900 (5)
and Treasurer                   1998         327,000       644,000          10,000             --        13,100 (5)

Jeffrey H. Berlin               2000         253,000       143,000          30,000             --             6,200
President and Chief             1999         233,000       134,000          15,000             --             6,300
Operating Officer               1998         197,000       164,000          20,000             --             6,400

Thomas A. Gilbride              2000         112,000        53,000           4,000             --             6,200
Vice President - Finance        1999         109,000        54,000           1,000             --             6,300
                                1998         106,000        94,000          15,000             --             6,400

Joseph J. Levanduski            2000         123,000        78,000          10,000                            6,200
Vice President - Controller     1999         109,000        59,000           1,000             --             5,500
                                1998         103,000        69,000          10,000             --             3,800

------------------


(footnotes appear on following page)

(1) For 1998, options to purchase our Class A common stock at an exercise price of $18.70 per share for Messrs. Harbert and Weinberg and $17.00 per share for all others. For 1999, options to purchase our Class A common stock at an exercise price of $6.75 per share for Messrs. Harbert and Weinberg, $9.25 per share for Mr. Berlin, and $8.06 for Messrs. Gilbride and Levanduski. For 2000, options to purchase our Class A common stock at an exercise price of $6.81. All options vest 20% per year over five years.

(2) Unless otherwise described, represents amounts contributed by Friction Products Co. to its profit sharing plan on behalf of such executive officer.

(3) Represents benefits paid to Mr. Harbert under the Friction Products Co. tax-qualified non-contributory, defined benefit pension plan beginning in November 1998 when Mr. Harbert reached the age of 65.

(4) Represents $18,816, $24,300 and $23,700 in premiums paid by us in 2000, 1999 and 1998, respectively, for term life policies of which Mr. Harbert is the insured and his wife is the beneficiary; $6,600, $6,300 and $6,400 contributed in 2000, 1999 and 1998, respectively, by Friction Products Co. to its profit sharing plan on behalf of Mr. Harbert; and $3,700, $3,500 and $4,000 in 2000, 1999 and 1998, respectively, paid on behalf of Mr. Harbert for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below).

(5) Represents $6,600, $6,300 and $6,400 contributed in 2000, 1999 and 1998, respectively, by Friction Products Co. to its profit sharing plan on behalf of Mr. Weinberg; and $6,700, $6,600 and $6,700 in 2000, 1999 and 1998,
respectively, paid on behalf of Mr. Weinberg for a life insurance policy pursuant to his split dollar agreement (as described in "Employment Agreements" below).

OPTION GRANTS IN 2000

         The following table summarizes information concerning options granted during the fiscal year ended December 31, 2000, to each of our executive officers.

                                                                                               POTENTIAL REALIZABLE
                           NUMBER OF                                                             VALUE AT ASSUMED
                           SHARES OF      PERCENT OF                                           ANNUAL RATES OF STOCK
                            COMMON      TOTAL OPTIONS                                         PRICE APPRECIATION FOR
                            STOCK         GRANTED TO      EXERCISE                                 OPTION TERM
                          UNDERLYING    EMPLOYEES IN     PRICE PER                           -----------------------
NAME                       OPTIONS *     FISCAL 2000       SHARE          EXPIRATION DATE       5%           10%
---------------------     -----------   -------------   ---------     ---------------------  ---------   -----------
Jeffrey H. Berlin              30,000       18.4%           $6.81     September 27, 2010    $275,356       $680,592
Thomas A. Gilbride              4,000        1.2             6.81     September 27, 2010      18,357         45,373
Joseph J. Levanduski           10,000        3.1             6.81     September 27, 2010      45,893        113,432


* Each option was granted pursuant to our 2000 Long Term Incentive Plan and vests 20% per year over five years beginning on the first anniversary of the date of grant.

OPTION VALUES AT YEAR-END 2000

         The following table summarizes information with respect to the number of unexercised options held by our executive officers as of December 31, 2000. The exercise price of all the options exceeded the last sale price of our Class A common stock on December 31, 2000. No executive officer exercised any options in 2000.


                                                       NUMBER OF SHARES
                                                   UNDERLYING UNEXERCISED
                                               OPTIONS AT DECEMBER 31, 2000
                                             --------------------------------
              NAME                           EXERCISABLE       UNEXERCISABLE
             --------------------------      -------------    ---------------
             Norman C. Harbert                   6,000             14,000
             Ronald E. Weinberg                  6,000             14,000
             Jeffrey H. Berlin                  11,000             54,000
             Thomas J. Gilbride                  6,200             13,800
             Joseph J. Levanduski                4,200             16,800

2000 LONG TERM INCENTIVE PLAN

         Our 2000 Long Term Incentive Plan was adopted by our stockholders at our 2000 annual meeting, and provides for the granting of stock options, stock appreciation rights (SARs), restricted stock awards and performance-based awards. An aggregate of 700,000 shares of our Class A common stock have been reserved for issuance pursuant to the 2000 plan. All of our employees are eligible to receive grants pursuant to the 2000 Plan.

         The 2000 plan is administered by our compensation committee which is responsible for designating those individuals to whom options, SARs or awards are to be granted and determining the terms and conditions of such grants. In granting options, SARs or awards, the committee considers the performance and anticipated future contribution of the potential recipient and such other considerations the committee deems relevant.

         The 2000 plan was adopted, in part, to comply with section 162(m) of the Internal Revenue Code, which generally limits to $1.0 million the amount that a publicly-held corporation may deduct annually for the compensation paid to its chief executive officer and the four most highly compensated officers other than the chief executive officer. However, "qualified performance-based compensation" is not subject to the $1.0 million deduction limit. The committee may conclude that a grant made pursuant to the 2000 plan constitutes "qualified performance-based compensation" if such grant is payable on account of the attainment of one or more pre-established performance goals and the committee certifies that the performance goal was achieved. Performance goals considered by the committee relate to a combination of factors, including, but not limited to, our earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share from continuing operations, internal growth, new product development and economic value added.

         Incentive stock options or nonstatutory stock options may be granted by the committee pursuant to the 2000 plan. An incentive stock option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code. A nonstatutory stock option is any other stock option granted by the committee that is not specifically designated as an incentive stock option. The exercise price of stock options are determined by the committee, but the exercise price cannot be less than 100% of the fair market value of our Class A common stock on the grant date. The term of each stock option is determined by the committee, but the term of an incentive stock option cannot exceed 10 years, or 5 years if granted to a 10% stockholder. Options may be exercised in whole or in part, and the option price may be satisfied in cash or, if permitted by the committee, by surrendering previously acquired shares of our Class A common stock having a fair market value on the exercise date equal to the total option price or other consideration.

         The committee may also grant SARs and restricted stock pursuant to the 2000 plan. SARs represent a right to receive payment, in cash, shares of our Class A common stock or a combination of the two, equal to the excess of the fair market value of a specified number of shares of our Class A common stock on the date the SAR is exercised over the fair market value of such shares on the date the SAR was granted. SARs may be granted either alone or in combination with underlying stock options. SARs may be exercised in accordance terms established by the committee, but in no event may a participant exercise a SAR less than six months from the grant date. Restricted stock represents shares of our Class A common stock that may be subject to certain restrictions and contain limited rights, including voting and transfer restrictions or the requirement that any shares be forfeited upon termination of employment.

         Performance or stock unit awards may also be granted by the committee pursuant to the 2000 plan. A performance award is an award of units. Each unit represents a monetary amount designated by the committee, granted to a participant and subject to the terms designated by the committee. Performance awards are earned if the performance goals over a particular period are met. The performance goals to be achieved by a participant and the length of any performance period are determined by the committee. Performance awards are distributed after the end of each performance period. Performance awards may be paid in cash, shares of our Class A common stock, other property or any combination thereof in the sole discretion of the committee at the time of payment and may be paid in a lump sum or installments following the end of any performance period. The performance levels to be achieved and the award amount is conclusively determined by the committee. Under the 2000 plan, the committee may also, at its discretion, make awards of stock and other awards valued in whole or in part by reference to, or are otherwise based on, shares of our Class A common stock or other property. The committee has exclusive authority to determine all of the conditions of an award. Shares issued may be issued for no cash consideration or for such other minimum consideration as may be required by law. Shares purchased pursuant to a purchase right will be acquired for the consideration determined by the committee, but not less than the fair market value of such stock or other securities on the date of the award.

         The 2000 plan terminates on May 15, 2010. Awards outstanding on the termination date are subject to their terms, but no further grants will be made following the termination date. Options to purchase 141,000 shares of our Class A common stock were granted in 2000 under the 2000 plan.

BENEFIT PLANS

         Friction Products Co. sponsors a tax-qualified non-contributory, defined benefit pension plan covering substantially all of its employees. The plan provides participating employees with retirement benefits at normal retirement age, as defined in the plan, based on specified formulas. In no event will the amount of annual retirement income determined under these formulas and payable at the participant's retirement date be greater than $90,000. In addition, federal law defines the maximum amount of annual compensation that may be taken into account in calculating the amount of the pension benefit as follows: 1998 -- $160,000; 1999 -- $160,000; and 2000 -- $170,000. The estimated annual benefit payable at normal retirement age for each executive officer who is eligible to participate in the Friction Products Co. pension plan is as follows: Mr. Harbert -- $51,000; Mr. Weinberg -- $90,000; Mr. Berlin -- $90,000; Mr. Gilbride -- $90,000 and Mr. Levanduski -- $90,000.

         Friction Products Co. maintains a tax-qualified profit sharing plan, including features under Section 401(k) of the Internal Revenue Code that covers substantially all of its employees. The plan generally provides for voluntary employee pre-tax contributions ranging from 1% to 15% and a discretionary Friction Products Co. contribution allocated to each employee based on compensation.

EMPLOYMENT AGREEMENTS

         Pursuant to employment agreements, Mr. Harbert has agreed to serve as our Co-Chairman of the Board and Co-Chief Executive Officer, and Mr. Weinberg has agreed to serve as Co-Chairman of the Board, Co-Chief Executive Officer and Treasurer, through December 2007. Each of Mr. Harbert and Mr. Weinberg receives an annual bonus based on the incentive compensation determined by the compensation committee. The base salary may be adjusted by the compensation committee of the Board. If either Mr. Harbert or Mr. Weinberg becomes mentally or physically disabled during the term, we will pay his annual base salary, at the same rate preceding the disability, for the remainder of the term of the employment agreement. In the event of death or disability of either Mr. Harbert or Mr. Weinberg during the term, we will also pay any of his bonus earned but not paid. Neither Mr. Harbert nor Mr. Weinberg may engage in any competitive business while employed by us and for a period of two years thereafter.

         Mr. Harbert is required to devote substantially all of his business time and effort to the company but may serve on the boards of other companies and charitable organizations. Under the terms of Mr. Weinberg's employment agreement, he is not required to devote all of his time and effort to the business of the company. In recent periods, he has devoted approximately 80% of his time and effort to the business of the company.

         In January 1998, we entered into a split dollar life insurance agreement with each of Mr. Harbert and Mr. Weinberg pursuant to which we purchased life insurance policies on the lives of Mr. Harbert and Mr. Weinberg in the face amounts of $1.0 million and $3.8 million, respectively. Under the terms of these split dollar agreements, we will pay the annual premiums of the insurance policies in the amount of $46,163 for Mr. Harbert's policy and $58,583 for Mr. Weinberg's policy, and we will be reimbursed for such payments from the policy proceeds in an amount equal to the greater of the cash value of the policies or the total amount of premiums paid during the term of the policies. The remaining proceeds of each policy will be paid to beneficiaries designated by the insured. The split dollar agreements will terminate upon the occurrence of any of the following events:

          -    total cessation of our business;

          -    our bankruptcy, receivership or dissolution; or

          - the termination of the insured's employment by us (other than for reason of his death or mental or physical disability).

         Upon the termination of a split dollar agreement, the insured will have the right to purchase the policy covered thereby for an amount equal to the greater of the cash value of the policy or the total amount of premiums paid during the term of the policy.

         An existing Wage Continuation Agreement with Mr. Harbert was amended and restated in connection with the entry into the split dollar agreement with Mr. Harbert. As amended, the Wage Continuation Agreement provides that if Mr. Harbert dies during the term of his employment agreement or dies while he is no longer in our active employ solely because of a mental or physical disability, we will pay his spouse a monthly wage continuation payment until her death in an amount equal to $12,500 per month (on an after-tax basis) less a monthly annuity (on an after-tax basis) to be purchased for the spouse of Mr. Harbert with Mr. Harbert's share of the proceeds of the split dollar insurance policy on Mr. Harbert's life. An existing wage continuation agreement with Mr. Weinberg was terminated in connection with the entry into the split dollar agreement with Mr. Weinberg.

         We have no other employment agreements with any of our executive officers.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The compensation committee of our Board of Directors determines the compensation for Mr. Harbert, the Co-Chairman of the Board and Co-Chief Executive Officer, and Mr. Weinberg, the Co-Chairman of the Board, Co-Chief Executive Officer and Treasurer, and reviews and makes recommendations regarding the compensation for all of our other executive officers. The committee also administers our 1997 Stock Option Plan, recommending, in consultation with executive management, grants of options and the terms of the grants for our employees, our 2000 Long Term Incentive Plan and the annual incentive compensation plan for our chief executive officers. The committee submits its proposals and recommendations for executive officer compensation and stock option grants to the full Board of Directors for approval.

         The committee is composed of two non-employee directors, Paul R. Bishop and Byron S. Krantz.

COMPENSATION PHILOSOPHY

         The compensation committee subscribes to a total compensation program composed of three elements:

          -    base salary,

          -    annual incentives, and

          -    long term incentives.

In formulating and implementing compensation policy and structure and making bonus recommendations, the committee has followed the philosophy that a substantial portion of the compensation should relate to our financial performance. Accordingly, the compensation program has been structured to include annual incentive compensation based upon our earnings before interest, taxes depreciation and amortization (EBITDA). The committee believes that the performance-based incentive program has been crucial in attracting high caliber executives necessary for the successful conduct of our business. In addition, the committee believes that the program has become an important part of our culture and should continue as the foundation for executive officer incentives. While continuing to use EBITDA as the basis for annual incentive compensation, the committee has also approved the introduction of additional individual performance standards for managers.

         A goal of the committee is maintaining total compensation on a basis consistent with similar companies that achieve similar substantial EBITDA margins, as well as other strategic and performance characteristics. The committee, as it deems appropriate, utilizes independent national consulting services and reviews executive compensation of similar companies to determine appropriate levels of compensation. The committee selects the companies for comparison based on numerous factors, such as the industries in which they operate, their EBITDA margins, their size and complexity and the availability of compensation information.

BASE SALARY

         In the early part of each year, the compensation committee reviews the salary of Mr. Harbert and Mr. Weinberg, determines each of their base salaries and reviews the recommendations of Messrs. Harbert and Weinberg regarding the compensation for the executive officers. The committee, in determining the appropriate base salaries of the executive officers, generally considers the historic base salary, the growth of our earnings, the total compensation package, individual performance and other relevant factors. The committee has not found it practicable, nor has it attempted, to assign relative weights to specific factors used in determining base salary levels for individual officers. As the committee believes is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         In 2000, Mr. Weinberg's annual salary was raised to $419,000. The base salaries for 2001 of Mr. Harbert and Mr. Weinberg will be unchanged from 2000. The committee believes that the salaries are appropriate at this time and that increases in total compensation, if any, for 2001 should arise by virtue of the annual incentive compensation.

ANNUAL INCENTIVE COMPENSATION PLAN

         Since our formation, we have provided a significant portion of total compensation for our executive officer group, including Mr. Harbert and Mr. Weinberg, from incentive compensation based on our success. Total annual incentive compensation for the executive officers is based on approximately 5% of EBITDA, excluding new acquisitions and acquisitions with earn-out provisions. The compensation committee awarded approximately 34.7% of the available incentive compensation funds to each of Mr. Harbert and Weinberg in 2000.

LONG-TERM INCENTIVES

         We have adopted the 1997 Stock Option Plan, which allows for the issuance of incentive and non-statutory stock options and the 2000 Long Term Incentive Plan, which allows for the issuance of stock options, SARs, restricted stock and performance-based awards. We have also adopted and our stockholders have approved an annual incentive compensation plan for our chief executive officers that is designed to exclude certain types of compensation from the deductibility limitations contained in Section 162(m) of the Internal Revenue Code. The compensation committee, in consultation with executive management, is charged with designating those persons to whom options and awards are to be granted and determining the terms of the option or award. In granting options or awards, the compensation committee takes into consideration the past performance and anticipated future contribution of the potential recipient, the recruiting and retention of management talent and other relevant considerations.

         One of the objectives of the plans is to align the interests of our stockholders with recipients of the option or award grants. All grants of options under the 1997 plan since our public offering and the 2000 plan have been made with an exercise price equal to the closing price on the day before the grant, and the options vest ratably over a five year period. The committee believes that this procedure ties the compensation value of these stock options directly to our long term performance as measured by its future return to the stockholders.

2000 CHAIRMEN COMPENSATION

         The base salary and annual incentive compensation earned in 2000 by Mr. Harbert and Mr. Weinberg were determined as described above in this report. Mr. Harbert's base salary remained unchanged, Mr. Weinberg's base salary increased 11.6%, and their bonuses increased 6.6%. These increases compare to a 7.9% increase in revenues, a 6.8% increase in EBITDA and a 7.9% decrease in net income, all in the same 1999 to 2000 period.

                                                       COMPENSATION COMMITTEE

                                                       PAUL R. BISHOP
                                                       BYRON S. KRANTZ

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Byron S. Krantz serves as our Secretary without compensation and is a partner in the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us.


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of March 16, 2001, information regarding the beneficial ownership of our Class A common stock and Series D preferred stock, by:

               - each stockholder known by us to be the beneficial owner of more than 5% of such stock,

               -    each director,

               -    each executive officer, and

               -    all our directors and executive officers as a group.

This table does not include 545,467 shares of Class A common stock issuable under the 1997 Stock Option Plan and 141,000 shares of Class A common stock issuable under the 2000 Long Term Incentive Plan under options that are outstanding, but not presently exercisable or held by persons other than those listed in the table.

                                                                           BENEFICIAL OWNERSHIP (1)
                                                  -----------------------------------------------------------------
                                                                CLASS A COMMON STOCK      SERIES D PREFERRED
                                                  -----------------------------------------------------------------
                                                                  RIGHT TO
NAMES AND ADDRESS (2)                                 SHARES      ACQUIRE       PERCENTAGE    SHARES    PERCENTAGE
-------------------------------------------------------------------------------------------------------------------
Norman C. Harbert (4) (5)                           1,210,175     8,000 (3)        14.2%        689        45%

Ronald E. Weinberg (4) (6)                          1,159,998     8,000 (3)        13.7%        689        45%

Byron S. Krantz (4) (7)                               273,972     5,000 (3)         3.3%        152        10%

Wellington Management Company, LLP (8)                877,000            --        10.3%         --        --
         75 State Street
         Boston, Massachusetts 02109

Dimensional Fund Advisors Inc. (9)                    718,500            --         8.4%         --        --
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California 90401



                                                                           BENEFICIAL OWNERSHIP (1)
                                                  -----------------------------------------------------------------
                                                                CLASS A COMMON STOCK      SERIES D PREFERRED
                                                  -----------------------------------------------------------------
                                                                  RIGHT TO
NAMES AND ADDRESS (2)                                 SHARES      ACQUIRE       PERCENTAGE    SHARES    PERCENTAGE
-------------------------------------------------------------------------------------------------------------------
Neuberger Berman, Inc. (10)                           666,300            --         7.8%         --        --
         605 Third Avenue
         New York, New York 10158

Dalton, Greiner, Hartman, Maher & Co. (11)            588,510            --         6.9%         --        --
         565 Fifth Ave., Suite 2101
         New York, New York 10017

Paul S. Levy (12)                                     511,100            --         6.0%         --        --
         Joseph Littlejohn & Levy
         450 Lexington Avenue, Suite 3350
         New York, New York 10017

State Street Research and Management Co. (13)         428,785            --         5.0%         --        --
         One Financial Center, 30th Floor
         Boston, Massachusetts 02111

William J. O'Neill, Jr. (14)                          284,651     5,000 (3)         3.4%         --        --

Jeffrey H. Berlin                                     260,742    18,000 (3)         3.3%         --        --

Thomas A. Gilbride (15)                                50,990     9,400 (3)            *         --        --

Dan T. Moore, III                                      13,360     5,000 (3)            *         --        --

Paul R. Bishop                                          8,754     5,000 (3)            *         --        --

Jack F. Kemp                                            2,820     3,000 (3)            *         --        --

Joseph J. Levanduski                                    3,000     6,400 (3)            *         --        --

All directors and executive officers as a group
(10) individuals                                    3,268,462    72,800 (3)        38.5%      1,530        100%
------------------

*     Less than 1%

(1) Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of capital stock owned.

(2) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Hawk Corporation, 200 Public Square, Suite 30-5000, Cleveland, Ohio 44114.

(3) Shares of Class A common stock the directors and executive officers have the right to acquire through stock options that are or will become exercisable within 60 days.

(4) Each of these stockholders is a party to an agreement governing the voting and disposition of all shares of voting stock of which such stockholders are the legal or beneficial owners. Each such stockholder disclaims beneficial ownership of the shares of voting stock owned by the other such stockholders. See "Stockholders' Agreement."

(footnotes continue on following page)

(5) Includes 75,000 shares of Class A common stock held by The Harbert Foundation, an Ohio nonprofit corporation of which Mr. Harbert is one of the trustees; 1,032,561 shares of Class A common stock held by the Harbert Family Limited Partnership, an Ohio limited partnership, of which Mr. Harbert is the managing general partner; and 35,000 shares of Class A common stock held by a defined benefit plan for the benefit of Mr. Harbert. Also includes 150 shares of Series D preferred stock held by the Harbert Family Limited Partnership.

(6) Includes 1,078,153 shares of Class A common stock held by the Weinberg Family Limited Partnership, an Ohio limited partnership, of which Mr. Weinberg is the managing general partner. Also includes 150 shares of Series D preferred stock held by the Weinberg Family Limited Partnership.

(7) Includes 243,876 shares of Class A common stock held by the Krantz Family Limited Partnership, an Ohio limited partnership, of which Mr. Krantz is the managing general partner. Also includes 33 shares of Series D preferred stock held by the Krantz Family Limited Partnership.

(8) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. Includes 802,000 shares over which Wellington shares voting power and 877,000 shares over which Wellington shares dispositive power.

(9) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001.

(10) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001. Includes 666,300 shares over which Neuberger Berman shares dispositive power.

(11) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2001.

(12) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on March 27, 2000.

(13) Based solely on information in the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2001.

(14) Includes 275,897 shares held by Clanco Partners I, an Ohio general partnership of which Mr. O'Neill is managing partner.

(15) Includes 1,000 shares owned by Mr. Gilbride's wife, for which Mr. Gilbride disclaims beneficial ownership.

STOCKHOLDERS' AGREEMENT

         Messrs. Harbert, Weinberg and Krantz are parties to a Stockholders' Voting Agreement that provides to the extent any of them is the legal or beneficial owner of any of our voting stock, including any shares of Class A common stock or Series D preferred stock, they will vote those shares:

                  - in favor of electing Messrs. Harbert, Weinberg and Krantz (so long as each desires to serve) or their respective designees to our Board of Directors,

                  - in favor of electing such other directors to the Board of Directors as a majority of Messrs. Harbert, Weinberg and Krantz or their respective designees shall direct, and

                  - with respect to such matters as are submitted to a vote of our stockholders as a majority of Messrs. Harbert, Weinberg and Krantz or their respective designees shall direct.

         If any of Messrs. Harbert, Weinberg and Krantz or their respective affiliates sells more than 50% of the Class A common stock beneficially owned by such individual on May 12, 1998, the obligation of the other parties to continue to vote their shares of Class A common stock and Series D preferred stock for the selling stockholder or his designee as a director will terminate. The agreement will terminate upon the first to occur of the mutual written agreement of the parties to terminate the agreement or the death of the last to die of Messrs. Harbert, Weinberg or Krantz or their respective designees; provided that the provisions described in first two clauses above will terminate sooner in the event that none of Messrs. Harbert, Weinberg and Krantz (or any designee thereof) remains on the Board of Directors.

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on our Class A common stock with the cumulative total return of the Russell 2000 Index and the S&P Industry Group Index -- Manufacturing (Diversified). Cumulative total return for each of the periods shown in the Performance Graph is calculated from the last sale price of our Class A common stock at the end of the period and assumes an initial investment of $100 on May 12, 1998, the day we commenced trading of our Class A common stock, and the reinvestment of any dividends.

[GRAPH INSERTED HERE]

                        5/12/98     12/31/98       12/31/99        12/31/00

HAWK CORPORATION        100.00        49.29          34.18           31.99

S&P INDUSTRY GROUP      100.00       227.31         279.43          332.64

RUSSELL 2000 INDEX      100.00       166.54         199.17          190.57



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Stockholder Notes. Mr. Harbert and Mr. Weinberg each issued notes to us to repay certain indebtedness incurred by them with respect to the acquisition of Helsel, Inc. in June 1995. The original principal amount of each note was $802,000. The notes are due and payable on July 1, 2002 and bear interest at the prime rate. In May 1998, each of Messrs. Harbert and Weinberg repaid $302,000 of their notes. The remaining outstanding principal amount of each note is $500,000.

         Other. We are a party to an expense sharing arrangement under which we share the expenses of our Cleveland, Ohio headquarters with Weinberg Capital Corporation, of which Mr. Weinberg is President and sole shareholder. Pursuant to a formula based on full-time equivalent personnel, we pay approximately 88% of the overhead costs of the headquarters, including rent, utilities and copying, telephone and other expenses. The aggregate amount of our payments for the shared headquarters was $354,365 in 2000.

         Byron S. Krantz, a director and our Secretary, is a partner of the law firm of Kohrman Jackson & Krantz P.L.L., which provides legal services to us. We paid legal fees to Kohrman Jackson & Krantz P.L.L. in 1999 of $462,704 for services in connection with a variety of matters, including the acquisitions of Tex Racing Enterprises, Inc. and Net Shape Technologies, LLC.

         We believe that the terms of the transactions and the agreements described above are on terms at least as favorable as those which it could otherwise have obtained from unrelated parties. On-going and future transactions with related parties will be:

                  - on terms at least as favorable as those that we would be able to obtain from unrelated parties,

                  -        for bona fide business purposes, and

                  - approved by a majority of the disinterested and non-employee directors.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         A stockholder intending to present a proposal to be included in our proxy statement for our 2002 annual meeting of stockholders must deliver a proposal, in accordance with the requirements of our Amended and Restated By-laws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than December 11, 2001. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

                  - a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

                  - the name and record address of the stockholder proposing such business,

                  - the class and number of shares of our common stock that are beneficially owned by the stockholder, and

                  - any material interest of the stockholder in such business.

         A stockholder desiring to nominate a director for election at our 2002 annual meeting of stockholders must deliver a notice, in accordance with the requirements of our Amended and Restated By-laws, to our Secretary at our principal executive office no earlier than March 1, 2002, and no later than April 2, 2002. Such notice must include as to each person whom the stockholder proposes to nominate for election or re-election as a director:

                  - the name, age, business address and residence address of the person,

                  -        the principal occupation or employment of the person,

                  - the class and number of shares of our common stock beneficially owned by the person, and

                  - any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the stockholder giving the notice:

                  -        the name and record address of the stockholder, and

                  - the class and number of shares of our common stock beneficially owned by the stockholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.

                                 OTHER MATTERS

         Our Board of Directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares they represent as the Board of Directors may recommend.

         You are urged to sign and return your Proxy promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /s/ Byron S. Krantz

                                          BYRON S. KRANTZ
                                          Secretary

April 10, 2000

                                                                         ANNEX A

                                HAWK CORPORATION
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

         There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as committee members.

STATEMENT OF POLICY

         The audit committee shall provide assistance to the company's board of directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, if any, or the entity performing the internal audit function, and the financial management of the company.

RESPONSIBILITIES

         In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

         In carrying out these responsibilities, the audit committee to the extent practicable will:

         - Review and recommend to the directors, after consultation with the financial management of the company, the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

         - Review and concur with management's appointment, termination or replacement of the director of internal audit or the company performing the internal audit function.

         - Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, the adequacy of the independent auditor's compensation in light of the scope of the audit and competitive factors, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         - Review with the independent auditors, the company's internal auditor, if any or the company performing the internal audit function, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

         - Review company policy statements no less often than biannually to determine the company's adherence to the code of conduct policies as adopted by the board of directors.

         - Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

         - Receive periodically, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

         - Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders.

         - Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices. Also review with financial management and the independent auditors their qualitative judgments about the appropriateness, not just acceptability, of accounting principles and financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates.

         - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

         -        Review accounting planning within the company.

         - Report together with management personnel the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).

         - Review the nature and scope of other professional services provided to the company by the independent auditors and consider the relationship to the auditors' independence. Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         - Obtain an annual letter from the auditing firm noting any relationships that "in the auditor's professional judgment may reasonably be thought to bear on independence." The letter should include a confirmation of the auditor's independence and independence should be discussed with the audit committee.

                                  DETACH CARD
--------------------------------------------------------------------------------

                                HAWK CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 30, 2001
     KEY CENTER, HERITAGE ROOM II, 127 PUBLIC SQUARE, CLEVELAND, OHIO 44114
                             10:00 A.M. LOCAL TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    The undersigned hereby appoints Byron S. Krantz and Marc C. Krantz, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of the Stockholders of Hawk Corporation to be held on May 30, 2001, at Key Center, Heritage Room II, 127 Public Square, Cleveland, Ohio 44114, beginning at 10:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the April 10, 2001 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Hawk Corporation.

          PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR "FOR ALL NOMINEES"
                              AND FOR PROPOSAL 2.

1. Election of Paul R. Bishop, Jack F. Kemp and Dan T. Moore, III as directors. FOR ALL NOMINEES [ ] (unless struck out above) WITHHOLD FROM ALL NOMINEES [ ] (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
                     PLEASE DATE, SIGN AND RETURN PROMPTLY.

                                  DETACH CARD
--------------------------------------------------------------------------------

                      (proxy -- continued from other side)

2. Ratification of appointment of independent accountants.
                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                                             (Signature should be exactly as
                                             name or names appear on this proxy.
                                             If stock is held jointly each
                                             holder should sign. If signature is
                                             by attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title.)

                                             Dated:                       , 2001
                                                   -----------------------

                                             -----------------------------------
                                             Signature

                                             -----------------------------------
                                             Signature if held jointly
                                             I plan to attend the meeting:
                                             Yes [ ]            No [ ]

THIS PROXY WILL BE VOTED FOR THE NOMINEES AND THE ABOVE MATTERS UNLESS OTHERWISE
      INDICATED, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS
                     PROPERLY BROUGHT BEFORE THE MEETING.